Exhibit 99.2

**HeartWare**™

**HeartWare International, Inc.**

ARBN 132 897 762

000001 000 HIN
MR SAM SAMPLE
FLAT 123
123 SAMPLE STREET
THE SAMPLE HILL
SAMPLE ESTATE
SAMPLEVILLE VIC 3030

**Lodge your vote:**

**Online:**
www.investorvote.com.au

**By Mail:**
Computershare Investor Services Pty Limited
GPO Box 242 Melbourne
Victoria 3001 Australia

Alternatively you can fax your form to:
(within Australia) 1800 783 447
(outside Australia) +61 3 9473 2555

**For all enquiries call:**
(within Australia) 1300 850 505
(outside Australia) +61 3 9415 4000

# CDI Voting Instruction Form

**For your vote to be effective it must be received by {Time} {Day} {Date} 2009 (Sydney Time), {Time} {Day} {Date} 2009 (U.S. Eastern Time)**

## How to Vote on Items of Business

Each CHESS Depositary Interest (CDI) is equivalent to one-thirty fifth of a share of Company Common Stock, so that every 35 (thirty-five) CDIs that you own at <record date> entitles you to one vote.

You can vote by completing, signing and returning your CDI Voting Instruction Form. This form gives your voting instructions to CHESS Depositary Nominees Pty Ltd, which will vote the underlying shares on your behalf. You need to return the form no later than the time and date shown above to give CHESS Depositary Nominees Pty Ltd enough time to tabulate all CDI votes and to vote on the underlying shares.

## Signing Instructions

**Individual:** Where the holding is in one name, the securityholder must sign.

**Joint Holding:** Where the holding is in more than one name, all of the securityholders should sign.

**Power of Attorney:** If you have not already lodged the Power of Attorney with the Australian registry, please attach a certified photocopy of the Power of Attorney to this form when you return it.

**Companies:** Only duly authorised officer/s can sign on behalf of a company. Please sign in the boxes provided, which state the office held by the signatory, ie Sole Director, Sole Company Secretary or Director and Company Secretary.

**Comments & Questions:** If you have any comments or questions for the company, please write them on a separate sheet of paper and return with this form.

***Go Online to Vote,***
***or turn over to complete the form →***

**This Document** is printed on **Greenhouse Friendly™** ENVI Laser Carbon Neutral Paper

View your securityholder information, 24 hours a day, 7 days a week:

**www.investorvote.com.au**

- ☑ **Cast your vote or appoint a proxy**
- ☑ **Access the annual report**
- ☑ **Review and update your securityholding**

***Your secure access information is:***

**Control Number: 999999**

**SRN/HIN: I9999999999** **PIN: 99999**

**PLEASE NOTE:** For security reasons it is important that you keep your SRN/HIN confidential.

999999_SAMPLE_0_0_PROXY/000001/000001/i

MR SAM SAMPLE
FLAT 123
123 SAMPLE STREET
THE SAMPLE HILL
SAMPLE ESTATE
SAMPLEVILLE VIC 3030

☐ **Change of address.** If incorrect, mark this box and make the correction in the space to the left. Securityholders sponsored by a broker (reference number commences with 'X') should advise your broker of any changes.

I 9999999999 I ND

# CDI Voting Instruction Form

**Please mark ☒ to indicate your directions**

## STEP 1 CHESS Depositary Nominees will vote as directed

**XX**

### Voting Instructions to CHESS Depositary Nominees Pty Ltd

I/We being a holder of CHESS Depositary Interests of Heartware International, Inc hereby direct CHESS Depositary Nominees Pty Ltd to vote the shares underlying my/our holding in accordance with the following directions at the Special Meeting of Heartware International, Inc to be held at {Venue} on {Day}, {Month}{Year} at {Time} (Sydney time),{Day}, {Month}{Year} at {Time} (U.S. Eastern time) and at any adjournment of that meeting.

By execution of this CDI Voting Form the undersigned hereby authorises CHESS Depositary Nominees Pty Ltd to appoint such proxies or their substitutes in their discretion to vote in accordance with the following directions.

## STEP 2 Items of Business

**PLEASE NOTE:** If you mark the **Abstain** box for an item, you are directing CHESS Depositary Nominees not to vote on your behalf on a show of hands or a poll and your votes will not be counted in computing the required majority.

| | | For | Against | Abstain |
|---|---|---|---|---|
| 1 | Adopt the Agreement and Plan of Merger dated 12 February 2009 | ☐ | ☐ | ☐ |
| 2 | Adjourn the Heartware Special Meeting to permit further solicitation of proxies | ☐ | ☐ | ☐ |

If you do not mark either the 'For', 'Against' or 'Abstain' box your vote will not be counted.

## SIGN Signature of Securityholder(s) *This section must be completed.*

| Individual or Securityholder 1 | Securityholder 2 | Securityholder 3 |
|---|---|---|
| | | |
| Sole Director and Sole Company Secretary | Director | Director/Company Secretary |

Contact Name ______________________ Contact Daytime Telephone ______________________ Date ___ / ___ / ___

HI N 999999A

Computershare